SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                     --------------------------------------

                                AMENDED FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                         Van Kampen Senior Income Trust
                         ------------------------------
             (Exact name of registrant as specified in its charter)



Massachusetts                                          36-4221649
-----------------------------                          -------------
(State of incorporation or organization)               (IRS Employer
                                                  Identification Number)


One Parkview Plaza, Oakbrook Terrace, Illinois          60181
---------------------------------------------------    --------------
(Address of Principal Executive Offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------

Common Shares of                        New York Stock Exchange
Beneficial Interest,                    Chicago Stock Exchange
Par value $.01



                      Securities to be registered pursuant
                          to Section 12(g) of the Act:

                                      None
                                     ------
                                (Title of Class)

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Item 1.           Description of Registrant's Securities to be Registered
                  -------------------------------------------------------

                  Capital Stock
                  -------------
                  The title and a description of the common shares being registered hereby is incorporated herein by reference to the information appearing under the caption "DESCRIPTION OF CAPITAL STRUCTURE - COMMON SHARES" in the prospectus included in the Registration Statement on Form N-2 (File No. 33-49829) of Van Kampen Senior Income Trust (the "Fund").

                  Debt Securities
                  ---------------
                  None


Item 2.           Exhibits
                  --------
                  Exhibits are filed with the New York Stock Exchange and Chicago Stock Exchange, pursuant to Instruction II or are a part of the Fund's Registration Statement on Form N-2.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  Van Kampen Senior Income Trust




                                                     By: /S/ Dennis J. McDonnell
                                                       -------------------------

                                                      Name:  Dennis J. McDonnell
                                                                Title: President

Dated: September 2, 1998